PROSPECTUS Dated June 11, 2002                       Pricing Supplement No. 7 to
PROSPECTUS SUPPLEMENT                       Registration Statement No. 333-83616
Dated June 11, 2002                                         Dated August 8, 2002
                                                                  Rule 424(b)(3)


                                  $27,377,010
                                 Morgan Stanley
                          MEDIUM-TERM NOTES, SERIES C
                            Senior Fixed Rate Notes

                            -----------------------

                      7.125% SPARQS due February 15, 2004
                          Mandatorily Exchangeable for
                  Shares of Common Stock of INTEL CORPORATION

     Stock Participation Accreting Redemption Quarterly-pay Securities(SM)
                                  ("SPARQS(SM)")

The SPARQS will pay 7.125% interest per year but do not guarantee any return of principal at maturity. Instead, the SPARQS will pay at maturity a number of shares of Intel common stock, subject to our right to call the SPARQS for cash at any time beginning August 16, 2003.

o The principal amount and issue price of each SPARQS is $18.38, which is equal to the closing price of Intel common stock on August 8, 2002, the day we offered the SPARQS for initial sale to the public.

o We will pay 7.125% interest (equivalent to $1.309575 per year) on the $18.38 principal amount of each SPARQS. Interest will be paid quarterly, beginning November 15, 2002.

o At maturity, unless we have called the SPARQS for the cash call price, you will receive one share of Intel common stock in exchange for each SPARQS, subject to adjustment for certain corporate events relating to Intel Corporation.

o Beginning August 16, 2003, we have the right to call all of the SPARQS at any time and pay to you the cash call price, which will be calculated based on the call date. The call price will be an amount of cash per SPARQS that, together with all of the interest paid on the SPARQS to and including the call date, gives you a yield to call of 31.25% per annum on the issue price of each SPARQS from and including the date of issuance to but excluding the call date. The calculation of the call price for any call date takes into account the time value of all of the payments made per SPARQS from the date of issuance to and including the applicable call date.

o If we decide to call the SPARQS, we will give you notice at least 10 but not more than 30 days before the call date specified in the notice.

o Investing in SPARQS is not equivalent to investing in Intel common stock. You will not have the right to exchange your SPARQS for Intel common stock prior to maturity.

o Intel Corporation is not involved in this offering of SPARQS in any way and will have no obligation of any kind with respect to the SPARQS.

o The SPARQS have been approved for listing on the American Stock Exchange LLC, subject to official notice of issuance. The AMEX listing symbol for the SPARQS is "SQK."

You should read the more detailed description of the SPARQS in this pricing supplement. In particular, you should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of SPARQS."

The SPARQS are riskier than ordinary debt securities. See "Risk Factors" beginning on PS-6.

                            -----------------------

                            PRICE $18.38 PER SPARQS

                            -----------------------

                                      Price to         Agent's       Proceeds to
                                      Public(1)      Commissions     Company(1)
                                     -----------     -----------     -----------
Per SPARQS.......................       $18.38          $.37           $18.01
Total............................    $27,377,010      $551,115       $26,825,895

 ------------------
(1) Plus accrued interest, if any, from the original issue date.


                                 MORGAN STANLEY

                      (This page intentionally left blank)

                         SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the SPARQS we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

     The SPARQS offered are medium-term debt securities of Morgan Stanley (formerly known as Morgan Stanley Dean Witter & Co.). The return on the SPARQS at maturity is linked to the performance of the common stock of Intel Corporation, which we refer to as Intel Stock. The SPARQS also provide fixed quarterly payments at an annual rate of 7.125% based on the principal amount of each SPARQS. Unlike ordinary debt securities, SPARQS do not guarantee the return of principal at maturity. Instead the SPARQS pay a number of shares of Intel Stock at maturity, subject to our right to call the SPARQS for cash at any time on or after August 16, 2003. The payment you will receive in the event that we exercise our call right will depend upon the call date and will be an amount of cash per SPARQS that, together with all of the interest paid on the SPARQS to and including the call date, gives you a yield to call of 31.25% per annum on the issue price of the SPARQS from and including the date of issuance to but excluding the call date. The calculation of the call price for any call date takes into account the time value of all of the payments made per SPARQS from the date of issuance to and including the applicable call date.

     "Stock Participation Accreting Redemption Quarterly-pay Securities" and "SPARQS" are our service marks.


Each SPARQS                        We, Morgan Stanley, are offering 7.125% Stock
costs $18.38                       Participation Accreting Redemption Quarterly-
                                   pay Securities(SM) due February 15, 2004,
                                   Mandatorily Exchangeable for Shares of
                                   Common Stock of Intel Corporation, which we refer to as the SPARQS(SM). The principal amount and issue price of each SPARQS is $18.38, which is equal to the closing price of Intel Stock on August 8, 2002, the day we offered the SPARQS for initial sale to the public.

No guaranteed                      Unlike ordinary debt securities, the SPARQS
return of principal                do not guarantee any return of principal at
                                   maturity. Instead the SPARQS will pay an amount of Intel Stock at maturity, subject to our prior call of the SPARQS for the applicable call price in cash. Investing in SPARQS is not equivalent to investing in Intel Stock.

7.125% interest on the             We will pay interest on the SPARQS, at the
principal amount                   rate of 7.125% of the per principal amount
                                   year, quarterly on each February 15, May 15, August 15 and November 15, beginning
                                   November 15, 2002. The interest rate we pay on the SPARQS is more than the current dividend rate on Intel Stock. The SPARQS will mature on February 15, 2004. If we call the SPARQS, we will pay accrued but unpaid interest on the SPARQS to but excluding the applicable call date.

Payout at maturity                 At maturity, if we have not called the
                                   SPARQS, we will deliver to you a number of shares of Intel Stock equal to the exchange ratio for each $18.38 principal amount of SPARQS you hold. The initial exchange ratio is one share of Intel Stock per SPARQS, subject to adjustment for certain corporate events relating to Intel Corporation, which we refer to as Intel. You do not have the right to exchange your SPARQS for Intel
                                   Stock prior to maturity.

                                   You can review the historical prices of
                                   Intel Stock in the section of this pricing supplement called "Description of SPARQS--Historical Information."

                                   If a market disruption event occurs on
                                   February 5, 2004, the maturity date of the SPARQS may be postponed. See the section of this pricing supplement called "Description of SPARQS--Maturity Date." The maturity date of the SPARQS will be accelerated if the closing price of Intel Stock on any trading day is less than $2.00, as described under "Description of SPARQS--Acceleration Event."

Your return on the                 The return investors realize on the SPARQS
SPARQS may be                      may be limited by our call right. We have
limited by our call right          the right to call all of the SPARQS at any
                                   time beginning August 16, 2003, including at maturity, for the cash call price, which will be calculated based on the call date.
                                   The call price will be an amount of cash per SPARQS that, together with all of the interest paid on the SPARQS to and including the call date, gives you a yield to call of 31.25% per annum on the issue price of each SPARQS from and including the date of issuance to but excluding the call date.

                                   You should not expect to obtain a total
                                   yield (including interest payments) of more than 31.25% per annum on the issue price of the SPARQS to the date we exercise our call right. If we call the SPARQS, you will receive the cash call price and not Intel Stock or an amount based upon the market price of Intel Stock.

                                   The yield to call, and the call price for a particular call date that the yield to call implies, takes into account the time value of any periodic payments that are made on a given investment. That is, in the case of the SPARQS, the yield to call assumes that an investor in the SPARQS earns the yield to call rate on a particular cash flow on the SPARQS, such as an interest payment or the payment of the call price on a particular call date, from the date of issuance of the SPARQS to but excluding the date of the applicable payment. As a result, the call price for any call date is an amount per SPARQS such that the present value of all of the payments made on the SPARQS to and including the applicable call date (i.e., including the call price and all of the interest payments), when discounted to the date of issuance from the payment date of those cash flows at the yield to call rate of 31.25% per annum, equals the issue price of the SPARQS.

                                   If we call the SPARQS, we will do the
                                   following:

                                   o send a notice announcing that we have
                                     decided to call the SPARQS;

                                   o specify in the notice a call date when you
                                     will receive payment in exchange for
                                     delivering your SPARQS to the trustee;
                                     that call date will not be less than 10
                                     nor more than 30 days after the date of
                                     the notice; and

                                   o specify in the notice the cash call price
                                     that we will pay to you in exchange for
                                     each SPARQS.

                                   If we were to call the SPARQS on August 16, 2003, which is the earliest day on which we may call the SPARQS, the total payment you would receive on the SPARQS, including interest paid from the date of issuance through the call date, would be $23.9961 per SPARQS. If we were to call the SPARQS on the maturity date, the total payment you would receive on the SPARQS, including interest paid from the date of issuance through the call date (which is the same date that would have otherwise been the maturity date), would be $27.2578 per SPARQS.

The yield to call on the           The yield to call on the SPARQS is 31.25%,
SPARQS is 31.25%                   which means that the annualized rate of
                                   return that you will receive on the issue price of the SPARQS if we call the SPARQS will be 31.25%. The calculation of the yield to call takes into account the issue price of the SPARQS, the time to the call date, and the amount and timing of interest payments on the SPARQS, as well as the call price. If we call the SPARQS on any particular call date, the call price will be an amount so that the yield to call on the SPARQS to but excluding the call date will be 31.25% per annum.

MS & Co. will be the               We have appointed our affiliate, Morgan
calculation agent                  Stanley & Co. Incorporated, which we refer to
                                   as MS & Co., to act as calculation agent for JPMorgan Chase Bank (formerly known as The
                                   Chase Manhattan Bank), the trustee for our senior notes. As calculation agent, MS & Co.
                                   will determine the call price that you will receive if we call the SPARQS. As calculation agent, MS & Co. will also adjust the exchange ratio for certain corporate events that could affect the price of Intel
                                   Stock and that we describe in the section of this pricing supplement called "Description of SPARQS--Antidilution Adjustments."

No affiliation with                Intel is not an affiliate of ours and is not
Intel                              involved with this offering in any way.  The
                                   obligations represented by the SPARQS are obligations of Morgan Stanley and not of Intel.

Where you can find more            The SPARQS are senior notes issued as part of
information on the SPARQS          our Series C medium-term note  program. You
                                   can find a general description of our Series
                                   C medium-term note program in the
                                   accompanying prospectus supplement dated
                                   June 11, 2002. We describe the basic
                                   features of this type of note in the
                                   sections called "Description of Notes--Fixed
                                   Rate Notes" and "--Exchangeable Notes."

                                   For a detailed description of the terms of the SPARQS, including the specific mechanics for exercise of our call right, you should read the "Description of SPARQS" section in this pricing supplement. You should also read about some of the risks involved in investing in SPARQS in the section called "Risk Factors." The tax and accounting treatment of investments in equity-linked notes such as the SPARQS may differ from that of investments in ordinary debt securities or common stock. We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the SPARQS.

How to reach us                    You may contact your local Morgan Stanley
                                   branch office or our principal executive offices at 1585 Broadway, New York, New York
                                   10036 (telephone number (212) 761-4000).

                                  RISK FACTORS

     The SPARQS are not secured debt and are riskier than ordinary debt securities. Because the return to investors is linked to the performance of Intel Stock, there is no guaranteed return of principal. Investing in SPARQS is not equivalent to investing directly in Intel Stock. In addition, you do not have the right to exchange your SPARQS for Intel Stock prior to maturity. The return investors realize on the SPARQS may be limited by our call right. This section describes the most significant risks relating to the SPARQS. You should carefully consider whether the SPARQS are suited to your particular circumstances before you decide to purchase them.

SPARQS are not ordinary            The SPARQS combine features of equity and
senior notes --                    debt. The terms of the SPARQS differ from
no guaranteed return of            those of ordinary debt securities in that we
principal                          will not pay you a fixed amount at maturity.
                                   Our payout to you at maturity will be a
                                   number of shares of Intel Stock, subject to our right to call the SPARQS for cash at any time beginning August 16, 2003. If the market price of Intel Stock at maturity is less than the market price on August 8, 2002, the day we offered the SPARQS for initial sale to the public, and we have not called the SPARQS, we will pay you an amount of Intel Stock with a value that is less than the principal amount of the SPARQS. The maturity date of the SPARQS will be accelerated if the closing price of Intel
                                   Stock on any trading day is less than $2.00, as described under "Description of
                                   SPARQS--Acceleration Event."

Your appreciation                  The appreciation potential of the SPARQS may
potential may be limited by        be limited by our call right. The $18.38
our call right                     issue price of one SPARQS is equal to the
                                   market price of one share of Intel Stock on August 8, 2002, the day we offered the SPARQS for initial sale to the public. If we exercise our call right, you will receive the cash call price described under "Description of SPARQS--Call Price" below and not Intel Stock or an amount based upon the market price of Intel Stock. The payment you will receive in the event that we exercise our call right will depend upon the call date and will be an amount of cash per SPARQS that, together with all of the interest paid on the SPARQS to and including the call date, represents a yield to call of 31.25% per annum on the issue price of the SPARQS from the date of issuance to but excluding the call date. We may call the SPARQS at any time on or after August 16, 2003, including on the maturity date. You should not expect to obtain a total yield
                                   (including interest payments) of more than 31.25% per annum on the issue price of the SPARQS to the date we exercise our call right.

Secondary trading                  There may be little or no secondary market
may be limited                     for the SPARQS.  Although the SPARQS have
                                   been approved for listing on the American
                                   Stock Exchange LLC, which we refer to as the AMEX, it is not possible to predict whether the SPARQS will trade in the secondary market. Even if there is a secondary market, it may not provide significant liquidity. MS
                                   & Co. currently intends to act as a market maker for the SPARQS but is not required to do so.

Market price of the SPARQS         Several factors, many of which are beyond our
influenced by many                 control, will influence the value of the
unpredictable factors              SPARQS. We expect that generally the market
                                   price of Intel Stock on any day will affect the value of the SPARQS more than any other single factor. However, because we have the right to call the SPARQS at any time beginning August 16, 2003 for a call price that is not linked to the market price of Intel Stock, the SPARQS may trade differently from Intel Stock. Other factors that may influence the value of the SPARQS include:

                                   o the volatility (frequency and magnitude of
                                     changes in price) of Intel Stock

                                   o the dividend rate on Intel Stock

                                   o economic, financial, political, regulatory
                                     or judicial events that affect stock
                                     markets generally and which may affect the market price of Intel Stock

                                   o interest and yield rates in the market

                                   o the time remaining until we can call the
                                     SPARQS and until the SPARQS mature

                                   o our creditworthiness

                                   Some or all of these factors will influence the price you will receive if you sell your SPARQS prior to maturity. For example, you may have to sell your SPARQS at a substantial discount from the principal amount if the market price of Intel Stock is at, below, or not sufficiently above the initial market price.

                                   You cannot predict the future performance of Intel Stock based on its historical performance. The price of Intel Stock may decrease so that you will receive at maturity (including upon an acceleration of the SPARQS) an amount of Intel Stock worth less than the principal amount of the SPARQS. We cannot guarantee that the price of Intel Stock will increase so that you will receive at maturity an amount of Intel Stock worth more than the principal amount of the SPARQS. If we exercise our call right and call the SPARQS, you will receive the cash call price and not Intel Stock, and your yield to the call date (including all of the interest paid on the SPARQS) will be 31.25% per annum on the issue price of each SPARQS, which may be more or less than the yield on a direct investment in Intel Stock.

If the SPARQS accelerate as        In the event of an acceleration described
a result of a decline in value     under "Description of Notes--Acceleration
of Intel Stock, you will           Event," which will occur if the closing
receive Intel Stock worth less     price of Intel Stock, you will on any
than the initial issue price of    trading day is less than $2.00, you will
the SPARQS                         receive per SPARQS an amount of Intel Stock
                                   equal to the exchange ratio at the that time plus an amount of cash equal to the present value of any remaining but unpaid interest due on the the SPARQS SPARQS to the scheduled maturity date. This amount would be worth significantly less than the issue price at which we offered for initial sale to the public.

No affiliation with                We are not affiliated with Intel. We or our
Intel                              affiliates may presently or from time to time
                                   engage in business with Intel, including extending loans to, or making equity investments in, Intel or providing advisory services to Intel, including merger and acquisition advisory services. In the course of our business, we or our affiliates may acquire non-public information about Intel.
                                   Neither we nor any of our affiliates
                                   undertakes to disclose any such information to you. Moreover, we have no ability to control or predict the actions of Intel, including any corporate actions of the type that would require the calculation agent to adjust the payout to you at maturity. We or our affiliates from time to time have published and in the future may publish research reports with respect to Intel.
                                   These research reports may or may not
                                   recommend that investors buy or hold Intel
                                   Stock. Intel is not involved in the offering of the SPARQS in any way and has no obligation to consider your interest as an owner of SPARQS in taking any corporate actions that might affect the value of your SPARQS. None of the money you pay for the SPARQS will go to Intel.

You have no                        As an owner of SPARQS, you will not have
shareholder rights                 voting rights or rights to receive dividends
                                   or other distributions or any other rights with respect to Intel Stock.

The antidilution adjustments       MS & Co., as calculation agent, will adjust
we are required to make do         the amount payable at maturity for certain
not cover every corporate          events affecting Intel Stock, such as stock
event that can affect Intel        splits and stock dividends, and certain other
Stock                              corporate actions involving Intel, such as
                                   mergers. However, the calculation agent is not required to make an adjustment for every corporate event that can affect Intel Stock.
                                   For example, the calculation agent is not required to make any adjustments if Intel or anyone else makes a partial tender or partial exchange offer for Intel Stock. If an event occurs that does not require the calculation agent to adjust the amount of Intel Stock payable at maturity, the market price of the SPARQS may be materially and adversely affected.

Adverse economic interests of      As calculation agent, our affiliate MS & Co.
the calculation agent and its      will calculate the cash amount you will
affiliates may influence           receive if we call the SPARQS and what
determinations                     adjustments should be made to the exchange
                                   ratio to reflect certain corporate and other events. We expect that MS & Co. and other affiliates will carry out hedging activities related to the SPARQS (and possibly to other instruments linked to Intel Stock), including trading in Intel Stock as well as in other instruments related to Intel Stock.
                                   Any of these hedging activities and MS &
                                   Co.'s affiliation with us could influence MS
                                   & Co.'s determinations as calculation agent, including with respect to adjustments to the exchange ratio. MS & Co. and some of our other subsidiaries also trade Intel Stock and other financial instruments related to Intel Stock on a regular basis as part of their general broker-dealer and other businesses. Any of these trading activities could potentially affect the price of Intel
                                   Stock and, accordingly, could affect your payout on the SPARQS.

Because the characterization       You should also consider the tax consequences
of the SPARQS for federal          of investing in the SPARQS. There is no
income tax purposes is             direct legal authority as to the proper tax
uncertain, the material            treatment of the SPARQS, and therefore
federal income tax                 significant aspects of the tax treatment of
consequences of an                 the SPARQS are uncertain.  Pursuant to the
investment in the SPARQS           terms of the SPARQS, Morgan Stanley and you
are uncertain                      agree to treat a SPARQS as an investment unit
                                   consisting of (A) a terminable forward
                                   contract and (B) a deposit with us of a
                                   fixed amount of cash to secure your
                                   obligation under the terminable forward
                                   contract, as described in the section of this pricing supplement called "Description of SPARQS--United States Federal Income
                                   Taxation--General." The terminable forward contract (i) requires you (subject to our call right) to purchase Intel Stock from us at maturity, and (ii) allows us, upon exercise of our call right, to terminate the terminable forward contract by returning your deposit and paying to you an amount of cash equal to the difference between the deposit and the call price. If the Internal
                                   Revenue Service (the "IRS") were successful in asserting an alternative characterization for the SPARQS, the timing and character of income on the SPARQS and your basis for Intel Stock received in exchange for the SPARQS may differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the SPARQS, and the IRS or a court may not agree with the tax treatment described in this pricing supplement. Please read carefully the section of this pricing supplement called "Description of
                                   SPARQS--United States Federal Income
                                   Taxation."

                             DESCRIPTION OF SPARQS

Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term "SPARQS" refers to each $18.38 principal amount of our 7.125% SPARQS due February 15, 2004, Mandatorily Exchangeable for Shares of Common Stock of Intel Corporation. In this pricing supplement, the terms "we," "us" and "our" refer to Morgan Stanley (formerly known as Morgan Stanley Dean Witter & Co.).

Principal Amount.........................   $27,377,010

Maturity Date............................   February 15, 2004, subject to
                                            acceleration as described below and
                                            extension in accordance with the
                                            following paragraph in the event of
                                            a Market Disruption Event on
                                            February 5, 2004.

                                            If the Final Call Notice Date is
                                            postponed due to a Market
                                            Disruption Event or otherwise and
                                            we elect to call the SPARQS, the
                                            Maturity Date will be postponed so
                                            that the Maturity Date will be the
                                            tenth calendar day following the
                                            Final Call Notice Date. See
                                            "--Final Call Notice Date,"
                                            "--Acceleration Event" and
                                            "--Alternate Exchange Calculation
                                            in Case of an Event of Default"
                                            below.

Interest Rate............................   7.125% per annum (equivalent to
                                            $1.309575 per annum per SPARQS)

Interest Payment Dates...................   November 15, 2002, February 15,
                                            2003, May 15, 2003, August 15,
                                            2003, November 15, 2003 and the
                                            Maturity Date.

Record Date..............................   The Record Date for each Interest
                                            Payment Date, including the
                                            Interest Payment Date scheduled to
                                            occur on the Maturity Date, will be
                                            the date 5 calendar days prior to
                                            such Interest Payment Date, whether
                                            or not that date is a Business Day;
                                            provided, however, that in the
                                            event that we call the SPARQS, no
                                            Interest Payment Date will occur
                                            after the Morgan Stanley Notice
                                            Date, except for any Interest
                                            Payment Date for which the Morgan
                                            Stanley Notice Date falls on or
                                            after the "ex-interest" date for
                                            the related interest payment, in
                                            which case the related interest
                                            payment will be made on such
                                            Interest Payment Date; and
                                            provided, further, that accrued but
                                            unpaid interest payable on the Call
                                            Date, if any, will be payable to
                                            the person to whom the Call Price
                                            is payable. The "ex- interest" date
                                            for any interest payment is the
                                            date on which purchase transactions
                                            in the SPARQS no longer carry the
                                            right to receive such interest
                                            payment.

Specified Currency.......................   U.S. Dollars

Issue Price..............................   $18.38 per SPARQS

Original Issue Date (Settlement Date)....   August 15, 2002

CUSIP....................................   61744Y330

Denominations............................   $18.38 and integral multiples
                                            thereof

Morgan Stanley Call Right................   On any scheduled Trading Day on or
                                            after August 16, 2003 or on the
                                            Maturity Date, we may call the
                                            SPARQS, in whole but not in
                                            part, for the Call Price. If we
                                            call the SPARQS, the cash Call
                                            Price and any accrued but unpaid
                                            interest on the SPARQS will be
                                            delivered to you on the Call Date
                                            fixed by us and set forth in our
                                            notice of mandatory exchange, upon
                                            delivery of your SPARQS to the
                                            Trustee. We will, or will cause the
                                            Calculation Agent to, deliver such
                                            cash to the Trustee for delivery to
                                            you.

Morgan Stanley Notice Date...............   The scheduled Trading Day on which
                                            we issue our notice of mandatory
                                            exchange, which must be at least 10
                                            but not more than 30 days prior to
                                            the Call Date.

Final Call Notice Date...................   February 5, 2004; provided that if
                                            February 5, 2004 is not a Trading
                                            Day or if a Market Disruption Event
                                            occurs on such day, the Final Call
                                            Notice Date will be the immediately
                                            succeeding Trading Day on which no
                                            Market Disruption Event occurs.

Call Date................................   The day specified by us in our
                                            notice of mandatory exchange, on
                                            which we will deliver cash to
                                            holders of SPARQS for mandatory
                                            exchange, which day may be any
                                            scheduled Trading Day on or after
                                            August 16, 2003 or the Maturity
                                            Date (regardless of whether the
                                            Maturity Date is a scheduled
                                            Trading Day).

Call Price...............................   The Call Price with respect to any
                                            Call Date is an amount of cash per
                                            SPARQS such that the sum of the
                                            present values of all cash flows on
                                            each SPARQS to and including the
                                            Call Date (i.e., the Call Price and
                                            all of the interest payments on
                                            each SPARQS), discounted to the
                                            Original Issue Date from the
                                            applicable payment date at the
                                            Yield to Call rate of 31.25% per
                                            annum computed on the basis of a
                                            360-day year of twelve 30-day
                                            months, equals the Issue Price, as
                                            determined by the Calculation
                                            Agent.

                                            The table of indicative Call Prices
                                            set forth below illustrates what
                                            the Call Price per SPARQS would be
                                            if we were to call the SPARQS on
                                            August 16, 2003 (which is the
                                            earliest date on which we may call
                                            the SPARQS) and on any subsequent
                                            scheduled Interest Payment Date
                                            through the Maturity Date:

                                            Call Date                 Call Price
                                            ---------                 ----------
                                            August 16, 2003........     $22.6829
                                            November 15, 2003......     $23.9366
                                            February 15, 2004......     $25.2934

                                            The indicative Call Prices set
                                            forth above do not include the
                                            accrued but unpaid interest that
                                            would also be payable on each
                                            SPARQS on the applicable Call Date.
                                            We may call the SPARQS on any
                                            scheduled Trading Day on or after
                                            August 16, 2003 or on the Maturity
                                            Date.

                                            For more information regarding the
                                            determination of the Call Price and
                                            examples of how the Call Price is
                                            calculated in certain hypothetical
                                            scenarios, see Annex A to this
                                            pricing supplement.

Yield to Call............................   The Yield to Call on the SPARQS is
                                            31.25%, which means that the
                                            annualized rate of return that you
                                            will receive on the Issue Price of
                                            the SPARQS if we call the SPARQS
                                            will be 31.25%. The
                                            calculation of the Yield to Call
                                            takes into account the Issue Price
                                            of the SPARQS, the time to the Call
                                            Date, and the amount and timing of
                                            interest payments on the SPARQS, as
                                            well as the Call Price. If we call
                                            the SPARQS on any particular Call
                                            Date, the Call Price will be an
                                            amount so that the Yield to Call on
                                            the SPARQS to but excluding the
                                            Call Date will be 31.25% per annum.
                                            See Annex A to this pricing
                                            supplement.

Exchange at Maturity.....................   Unless we have called the SPARQS, at
                                            maturity, upon delivery of the
                                            SPARQS to the Trustee, we will
                                            apply the $18.38 principal amount
                                            of each SPARQS as payment for, and
                                            will deliver, a number of shares of
                                            Intel Stock at the Exchange Ratio.

                                            We shall, or shall cause the
                                            Calculation Agent to, (i) provide
                                            written notice to the Trustee and
                                            to the Depositary, on or prior to
                                            10:30 a.m. on the Trading Day
                                            immediately prior to maturity of
                                            the SPARQS, of the amount of Intel
                                            Stock to be delivered with respect
                                            to the $18.38 principal amount of
                                            each SPARQS and (ii) deliver such
                                            shares of Intel Stock (and cash in
                                            respect of interest and any
                                            fractional shares of Intel Stock)
                                            to the Trustee for delivery to the
                                            holders on the Maturity Date.

                                            If the maturity of the SPARQS is
                                            accelerated because of the
                                            consummation of a Reorganization
                                            Event (as defined under paragraph 5
                                            under "--Antidilution Adjustments"
                                            below) where the Exchange Property
                                            consists only of cash or because of
                                            an event described under
                                            "--Acceleration Event" or
                                            "--Alternate Exchange Calculation
                                            in Case of an Event of Default"
                                            below, we shall provide such notice
                                            as promptly as possible and in no
                                            event later than two Business Days
                                            after the date of acceleration.

No Fractional Shares.....................   Upon delivery of the SPARQS to the
                                            Trustee at maturity, we will
                                            deliver the aggregate number of
                                            shares of Intel Stock due with
                                            respect to all of such SPARQS, as
                                            described above, but we will pay
                                            cash in lieu of delivering any
                                            fractional share of Intel Stock in
                                            an amount equal to the
                                            corresponding fractional Market
                                            Price of such fraction of a share
                                            of Intel Stock as determined by the
                                            Calculation Agent as of the second
                                            scheduled Trading Day prior to
                                            maturity of the SPARQS.

Exchange Ratio...........................   1.0, subject to adjustment for
                                            certain corporate events relating
                                            to Intel. See "--Antidilution
                                            Adjustments" below.

Market Price.............................   If Intel Stock (or any other
                                            security for which a Market Price
                                            must be determined) is listed on a
                                            national securities exchange, is a
                                            security of the Nasdaq National
                                            Market or is included in the OTC
                                            Bulletin Board Service ("OTC
                                            Bulletin Board") operated by the
                                            National Association of Securities
                                            Dealers, Inc. (the "NASD"), the
                                            Market Price for one share of Intel
                                            Stock (or one unit of any such
                                            other security) on any Trading Day
                                            means (i) the last reported sale
                                            price, regular way, of the
                                            principal trading session on such
                                            day on the principal United States
                                            securities exchange registered
                                            under the Securities Exchange Act
                                            of 1934, as amended (the "Exchange
                                            Act"), on which Intel Stock is
                                            listed or admitted to trading
                                            (which may be the Nasdaq National
                                            Market if it is then a national
                                            securities exchange) or (ii) if not
                                            listed or admitted to trading on
                                            any such securities exchange or if
                                            such last reported sale price is
                                            not obtainable (even if Intel Stock
                                            is listed or admitted to trading on
                                            such securities exchange), the last
                                            reported sale price of the
                                            principal trading session on the
                                            over-the-counter market as reported
                                            on the Nasdaq National Market (if
                                            it is not then a national
                                            securities exchange) or OTC
                                            Bulletin Board on such day. If the
                                            last reported sale price of the
                                            principal trading session is not
                                            available pursuant to clause (i) or
                                            (ii) of the preceding sentence
                                            because of a Market Disruption
                                            Event or otherwise, the Market
                                            Price for any Trading Day shall be
                                            the mean, as determined by the
                                            Calculation Agent, of the bid
                                            prices for Intel Stock obtained
                                            from as many dealers in such
                                            security, but not exceeding three,
                                            as will make such bid prices
                                            available to the Calculation Agent.
                                            Bids of MS & Co. or any of its
                                            affiliates may be included in the
                                            calculation of such mean, but only
                                            to the extent that any such bid is
                                            the highest of the bids obtained. A
                                            "security of the Nasdaq National
                                            Market" shall include a security
                                            included in any successor to such
                                            system, and the term "OTC Bulletin
                                            Board Service" shall include any
                                            successor service thereto.

Trading Day..............................   A day, as determined by the
                                            Calculation Agent, on which trading
                                            is generally conducted on the New
                                            York Stock Exchange, Inc. ("NYSE"),
                                            the AMEX, the Nasdaq National
                                            Market, the Chicago Mercantile
                                            Exchange and the Chicago Board of
                                            Options Exchange and in the
                                            over-the-counter market for equity
                                            securities in the United States.

Acceleration Event.......................   If on any date the product of the
                                            Market Price per share of Intel
                                            Stock and the Exchange Ratio is
                                            less than $2.00, the Maturity Date
                                            of the SPARQS will be deemed to be
                                            accelerated to the third Business
                                            Day following such date (the "date
                                            of acceleration"); provided that
                                            the date of acceleration will not
                                            be later than the then scheduled
                                            Maturity Date. Upon such
                                            acceleration, you will receive per
                                            SPARQS on the date of acceleration
                                            (i) a number of shares of Intel
                                            Stock at the then current Exchange
                                            Ratio, (ii) accrued but unpaid
                                            interest to but excluding the date
                                            of acceleration and (iii) cash
                                            representing the sum of the present
                                            values of the remaining scheduled
                                            payments of interest on the SPARQS
                                            (excluding the amounts included in
                                            clause (ii) above) discounted to
                                            the date of acceleration based on
                                            the interpolated U.S. dollar zero
                                            swap rate from and including the
                                            date of acceleration to but
                                            excluding each applicable payment
                                            date, as determined by the
                                            Calculation Agent as of the date of
                                            acceleration. You are not
                                            guaranteed the return of the $18.38
                                            principal amount of each SPARQS on
                                            an acceleration or at maturity. See
                                            "Risk Factors--If the SPARQS
                                            accelerate as a result of a decline
                                            in the value of Intel Stock, you
                                            will receive Intel Stock worth less
                                            than the initial issue price of the
                                            SPARQS." See also "--Antidilution
                                            Adjustments" below.

Book Entry Note or Certificated Note.....   Book Entry

Senior Note or Subordinated Note.........   Senior

Trustee..................................   JPMorgan Chase Bank (formerly known
                                            as The Chase Manhattan Bank)

Agent for the underwritten offering of
     SPARQS..............................   MS & Co.

Calculation Agent........................   MS & Co.

                                            All determinations made by the
                                            Calculation Agent will be at the
                                            sole discretion of the Calculation
                                            Agent and will, in the absence of
                                            manifest error, be conclusive for
                                            all purposes and binding on you and
                                            on us.

                                            All calculations with respect to
                                            the Exchange Ratio and Call Price
                                            for the SPARQS will be rounded to
                                            the nearest one hundred-
                                            thousandth, with five
                                            one-millionths rounded upward
                                            (e.g., .876545 would be rounded to
                                            .87655); all dollar amounts related
                                            to the Call Price resulting from
                                            such calculations will be rounded
                                            to the nearest ten-thousandth, with
                                            five one hundred-thousandths
                                            rounded upward (e.g., .76545 would
                                            be rounded to .7655); and all
                                            dollar amounts paid with respect to
                                            the Call Price on the aggregate
                                            number of SPARQS will be rounded to
                                            the nearest cent, with one-half
                                            cent rounded upward.

                                            Because the Calculation Agent is
                                            our affiliate, the economic
                                            interests of the Calculation Agent
                                            and its affiliates may be adverse
                                            to your interests as an owner of
                                            the SPARQS, including with respect
                                            to certain determinations and
                                            judgments that the Calculation
                                            Agent must make in making
                                            adjustments to the Exchange Ratio
                                            or determining any Market Price or
                                            whether a Market Disruption Event
                                            has occurred. See "--Antidilution
                                            Adjustments" and "--Market
                                            Disruption Event" below. MS & Co.
                                            is obligated to carry out its
                                            duties and functions as Calculation
                                            Agent in good faith and using its
                                            reasonable judgment.

Antidilution Adjustments.................   The Exchange Ratio will be adjusted
                                            as follows:

                                            1. If Intel Stock is subject to a
                                            stock split or reverse stock split,
                                            then once such split has become
                                            effective, the Exchange Ratio will
                                            be adjusted to equal the product of
                                            the prior Exchange Ratio and the
                                            number of shares issued in such
                                            stock split or reverse stock split
                                            with respect to one share of Intel
                                            Stock.

                                            2. If Intel Stock is subject (i) to
                                            a stock dividend (issuance of
                                            additional shares of Intel Stock)
                                            that is given ratably to all
                                            holders of shares of Intel Stock or
                                            (ii) to a distribution of Intel
                                            Stock as a result of the triggering
                                            of any provision of the corporate
                                            charter of Intel, then once the
                                            dividend has become effective and
                                            Intel Stock is trading ex-dividend,
                                            the Exchange Ratio will be adjusted
                                            so that the new Exchange Ratio
                                            shall equal the prior Exchange
                                            Ratio plus the product of (i) the
                                            number of shares issued with
                                            respect to one share of Intel Stock
                                            and (ii) the prior Exchange Ratio.

                                            3. There will be no adjustments to
                                            the Exchange Ratio to reflect cash
                                            dividends or other distributions
                                            paid with respect to Intel

                                            Stock other than distributions
                                            described in clauses (i), (iv) and
                                            (v) of paragraph 5 below and
                                            Extraordinary Dividends as
                                            described below. A cash dividend or
                                            other distribution with respect to
                                            Intel Stock will be deemed to be an
                                            "Extraordinary Dividend" if such
                                            dividend or other distribution
                                            exceeds the immediately preceding
                                            non-Extraordinary Dividend for
                                            Intel Stock by an amount equal to
                                            at least 10% of the Market Price of
                                            Intel Stock (as adjusted for any
                                            subsequent corporate event
                                            requiring an adjustment hereunder,
                                            such as a stock split or reverse
                                            stock split) on the Trading Day
                                            preceding the ex-dividend date for
                                            the payment of such Extraordinary
                                            Dividend (the "ex-dividend date").
                                            If an Extraordinary Dividend occurs
                                            with respect to Intel Stock, the
                                            Exchange Ratio with respect to
                                            Intel Stock will be adjusted on the
                                            ex-dividend date with respect to
                                            such Extraordinary Dividend so that
                                            the new Exchange Ratio will equal
                                            the product of (i) the then current
                                            Exchange Ratio and (ii) a fraction,
                                            the numerator of which is the
                                            Market Price on the Trading Day
                                            preceding the ex-dividend date, and
                                            the denominator of which is the
                                            amount by which the Market Price on
                                            the Trading Day preceding the
                                            ex-dividend date exceeds the
                                            Extraordinary Dividend Amount. The
                                            "Extraordinary Dividend Amount"
                                            with respect to an Extraordinary
                                            Dividend for Intel Stock will equal
                                            (i) in the case of cash dividends
                                            or other distributions that
                                            constitute regular dividends, the
                                            amount per share of such
                                            Extraordinary Dividend minus the
                                            amount per share of the immediately
                                            preceding non-Extraordinary
                                            Dividend for Intel Stock or (ii) in
                                            the case of cash dividends or other
                                            distributions that do not
                                            constitute regular dividends, the
                                            amount per share of such
                                            Extraordinary Dividend. To the
                                            extent an Extraordinary Dividend is
                                            not paid in cash, the value of the
                                            non-cash component will be
                                            determined by the Calculation
                                            Agent, whose determination shall be
                                            conclusive. A distribution on Intel
                                            Stock described in clause (i), (iv)
                                            or (v) of paragraph 5 below that
                                            also constitutes an Extraordinary
                                            Dividend shall cause an adjustment
                                            to the Exchange Ratio pursuant only
                                            to clause (i), (iv) or (v) of
                                            paragraph 5, as applicable.

                                            4. If Intel issues rights or
                                            warrants to all holders of Intel
                                            Stock to subscribe for or purchase
                                            Intel Stock at an exercise price
                                            per share less than the Market
                                            Price of Intel Stock on both (i)
                                            the date the exercise price of such
                                            rights or warrants is determined
                                            and (ii) the expiration date of
                                            such rights or warrants, and if the
                                            expiration date of such rights or
                                            warrants precedes the maturity of
                                            the SPARQS, then the Exchange Ratio
                                            will be adjusted to equal the
                                            product of the prior Exchange Ratio
                                            and a fraction, the numerator of
                                            which shall be the number of shares
                                            of Intel Stock outstanding
                                            immediately prior to the issuance
                                            of such rights or warrants plus the
                                            number of additional shares of
                                            Intel Stock offered for
                                            subscription or purchase pursuant
                                            to such rights or warrants and the
                                            denominator of which shall be the
                                            number of shares of Intel Stock
                                            outstanding immediately prior to
                                            the issuance of such rights or
                                            warrants plus the number of
                                            additional shares of Intel Stock
                                            which the aggregate offering price
                                            of the total number of shares of
                                            Intel Stock so offered for
                                            subscription or purchase pursuant
                                            to such rights or warrants would
                                            purchase at the Market Price on the
                                            expiration date of such rights or
                                            warrants, which shall be
                                            determined by multiplying such
                                            total number of shares offered by
                                            the exercise price of such rights
                                            or warrants and dividing the
                                            product so obtained by such Market
                                            Price.

                                            5. If (i) there occurs any
                                            reclassification or change of Intel
                                            Stock, including, without
                                            limitation, as a result of the
                                            issuance of any tracking stock by
                                            Intel, (ii) Intel or any surviving
                                            entity or subsequent surviving
                                            entity of Intel (an "Intel
                                            Successor") has been subject to a
                                            merger, combination or
                                            consolidation and is not the
                                            surviving entity, (iii) any
                                            statutory exchange of securities of
                                            Intel or any Intel Successor with
                                            another corporation occurs (other
                                            than pursuant to clause (ii)
                                            above), (iv) Intel is liquidated,
                                            (v) Intel issues to all of its
                                            shareholders equity securities of
                                            an issuer other than Intel (other
                                            than in a transaction described in
                                            clause (ii), (iii) or (iv) above)
                                            (a "Spin-off Event") or (vi) a
                                            tender or exchange offer or
                                            going-private transaction is
                                            consummated for all the outstanding
                                            shares of Intel Stock (any such
                                            event in clauses (i) through (vi),
                                            a "Reorganization Event"), the
                                            method of determining the amount
                                            payable upon exchange at maturity
                                            for each SPARQS will be adjusted to
                                            provide that each holder of SPARQS
                                            will receive at maturity, in
                                            respect of the $18.38 principal
                                            amount of each SPARQS, securities,
                                            cash or any other assets
                                            distributed to holders of Intel
                                            Stock in or as a result of any such
                                            Reorganization Event, including (i)
                                            in the case of the issuance of
                                            tracking stock, the reclassified
                                            share of Intel Stock, (ii) in the
                                            case of a Spin-off Event, the share
                                            of Intel Stock with respect to
                                            which the spun-off security was
                                            issued, and (iii) in the case of
                                            any other Reorganization Event
                                            where Intel Stock continues to be
                                            held by the holders receiving such
                                            distribution, the Intel Stock
                                            (collectively, the "Exchange
                                            Property"), in an amount with a
                                            value equal to the amount of
                                            Exchange Property delivered with
                                            respect to a number of shares of
                                            Intel Stock equal to the Exchange
                                            Ratio at the time of the
                                            Reorganization Event.  Notwith-
                                            standing the above, if the Exchange
                                            Property received in any such
                                            Reorganization Event consists only
                                            of cash, the Maturity Date of the
                                            SPARQS will be deemed to be
                                            accelerated to the date on which
                                            such cash is distributed to holders
                                            of Intel Stock (unless we exercise
                                            the Morgan Stanley Call Right) and
                                            holders will receive for each
                                            SPARQS promptly following the date
                                            of acceleration in lieu of any
                                            Intel Stock and as liquidated
                                            damages in full satisfaction of
                                            Morgan Stanley's obligations under
                                            the SPARQS the lesser of (i) the
                                            product of (x) the amount of cash
                                            received per share of Intel Stock
                                            and (y) the then current Exchange
                                            Ratio and (ii) the Call Price
                                            calculated as though the date of
                                            acceleration were the Call Date
                                            (regardless of whether the date of
                                            acceleration is a day which occurs
                                            prior to August 16, 2003). If
                                            Exchange Property consists of more
                                            than one type of property, holders
                                            of SPARQS will receive at maturity
                                            a pro rata share of each such type
                                            of Exchange Property, subject to
                                            the following paragraph. If
                                            Exchange Property includes a cash
                                            component, holders will not receive
                                            any interest accrued on such cash
                                            component. In the event Exchange
                                            Property consists of securities,
                                            those securities will, in turn, be
                                            subject to the antidilution
                                            adjustments set forth in paragraphs
                                            1 through 5.

                                            For purposes of paragraph 5 above,
                                            in the case of a consummated tender
                                            or exchange offer or going-private
                                            transaction involving Exchange
                                            Property of a particular type,
                                            Exchange Property shall be deemed
                                            to include the amount of cash or
                                            other property paid by the offeror
                                            in the tender or exchange offer
                                            with respect to such Exchange
                                            Property (in an amount determined
                                            on the basis of the rate of
                                            exchange in such tender or exchange
                                            offer or going-private
                                            transaction). In the event of a
                                            tender or exchange offer or a
                                            going- private transaction with
                                            respect to Exchange Property in
                                            which an offeree may elect to
                                            receive cash or other property,
                                            Exchange Property shall be deemed
                                            to include the kind and amount of
                                            cash and other property received by
                                            offerees who elect to receive cash.

                                            Following the occurrence of any
                                            Reorganization Event referred to in
                                            paragraph 5 above, (i) references
                                            to "Intel Stock" under "--Market
                                            Price" and "--Market Disruption
                                            Event" shall be deemed to also
                                            refer to any other security
                                            received by holders of Intel Stock
                                            in any such Reorganization Event,
                                            and (ii) all other references in
                                            this pricing supplement to "Intel
                                            Stock" shall be deemed to refer to
                                            the Exchange Property into which
                                            the SPARQS are thereafter
                                            exchangeable, unless the context
                                            otherwise requires.

                                            No adjustment to the Exchange Ratio
                                            will be required unless such
                                            adjustment would require a change
                                            of at least 0.1% in the Exchange
                                            Ratio then in effect. The Exchange
                                            Ratio resulting from any of the
                                            adjustments specified above will be
                                            rounded to the nearest one
                                            hundred-thousandth, with five
                                            one-millionths rounded upward.
                                            Adjustments to the Exchange Ratio
                                            will be made up to the close of
                                            business on the third Trading Day
                                            prior to the Maturity Date.

                                            No adjustments to the Exchange
                                            Ratio or method of calculating the
                                            Exchange Ratio will be made other
                                            than those specified above. The
                                            adjustments specified above do not
                                            cover all events that could affect
                                            the Market Price of Intel Stock,
                                            including, without limitation, a
                                            partial tender or exchange offer
                                            for Intel Stock.

                                            The Calculation Agent shall be
                                            solely responsible for the
                                            determination and calculation of
                                            any adjustments to the Exchange
                                            Ratio or method of calculating the
                                            Exchange Ratio and of any related
                                            determinations and calculations
                                            with respect to any distributions
                                            of stock, other securities or other
                                            property or assets (including cash)
                                            in connection with any corporate
                                            event described in paragraph 5
                                            above, and its determinations and
                                            calculations with respect thereto
                                            shall be conclusive in the absence
                                            of manifest error.

                                            The Calculation Agent will provide
                                            information as to any adjustments
                                            to the Exchange Ratio or to the
                                            method of calculating the amount
                                            payable upon exchange at maturity
                                            of the SPARQS in accordance with
                                            paragraph 5 above upon written
                                            request by any holder of the
                                            SPARQS.

Market Disruption Event..................   "Market Disruption Event" means,
                                            with respect to Intel Stock:

                                               (i) a suspension, absence or
                                               material limitation of trading
                                               of Intel Stock on the primary
                                               market for Intel Stock for more
                                               than two hours of trading or
                                               during the one-half hour period
                                               preceding the close of the
                                               principal trading session in
                                               such market; or a breakdown or
                                               failure in the price and trade
                                               reporting systems of the primary
                                               market for Intel Stock as a
                                               result of which the reported
                                               trading prices for Intel Stock
                                               during the last one-half hour
                                               preceding the close of the
                                               principal trading session in
                                               such market are materially
                                               inaccurate; or the suspension,
                                               absence or material limitation
                                               of trading on the primary market
                                               for trading in options contracts
                                               related to Intel Stock, if
                                               available, during the one-half
                                               hour period preceding the close
                                               of the principal trading session
                                               in the applicable market, in
                                               each case as determined by the
                                               Calculation Agent in its sole
                                               discretion; and

                                               (ii) a determination by the
                                               Calculation Agent in its sole
                                               discretion that any event
                                               described in clause (i) above
                                               materially interfered with the
                                               ability of Morgan Stanley or any
                                               of its affiliates to unwind or
                                               adjust all or a material portion
                                               of the hedge with respect to the
                                               SPARQS.

                                            For purposes of determining whether
                                            a Market Disruption Event has
                                            occurred: (1) a limitation on the
                                            hours or number of days of trading
                                            will not constitute a Market
                                            Disruption Event if it results from
                                            an announced change in the regular
                                            business hours of the relevant
                                            exchange, (2) a decision to
                                            permanently discontinue trading in
                                            the relevant options contract will
                                            not constitute a Market Disruption
                                            Event, (3) limitations pursuant to
                                            NYSE Rule 80A (or any applicable
                                            rule or regulation enacted or
                                            promulgated by the NYSE, any other
                                            self-regulatory organization or the
                                            Securities and Exchange Commission
                                            (the "Commission") of scope similar
                                            to NYSE Rule 80A as determined by
                                            the Calculation Agent) on trading
                                            during significant market
                                            fluctuations shall constitute a
                                            suspension, absence or material
                                            limitation of trading, (4) a
                                            suspension of trading in options
                                            contracts on Intel Stock by the
                                            primary securities market trading
                                            in such options, if available, by
                                            reason of (x) a price change
                                            exceeding limits set by such
                                            securities exchange or market, (y)
                                            an imbalance of orders relating to
                                            such contracts or (z) a disparity
                                            in bid and ask quotes relating to
                                            such contracts will constitute a
                                            suspension, absence or material
                                            limitation of trading in options
                                            contracts related to Intel Stock
                                            and (5) a suspension, absence or
                                            material limitation of trading on
                                            the primary securities market on
                                            which options contracts related to
                                            Intel Stock are traded will not
                                            include any time when such
                                            securities market is itself closed
                                            for trading under ordinary
                                            circumstances.

Alternate Exchange Calculation
in Case of an Event of Default...........   In case an event of default with
                                            respect to the SPARQS shall have
                                            occurred and be continuing, the
                                            amount declared due and payable per
                                            SPARQS upon any acceleration of the
                                            SPARQS shall be determined by the
                                            Calculation Agent and shall be an
                                            amount in
                                            cash equal to the lesser of (i) the
                                            product of (x) the Market Price of
                                            Intel Stock (and/or the value of
                                            any Exchange Property) as of the
                                            date of such acceleration and (y)
                                            the then current Exchange Ratio and
                                            (ii) the Call Price calculated as
                                            though the date of acceleration
                                            were the Call Date (regardless of
                                            whether the date of acceleration is
                                            a day which occurs prior to August
                                            16 , 2003), in each case plus
                                            accrued but unpaid interest to but
                                            excluding the date of acceleration;
                                            provided that if we have called the
                                            SPARQS in accordance with the
                                            Morgan Stanley Call Right, the
                                            amount declared due and payable
                                            upon any such acceleration shall be
                                            an amount in cash for each SPARQS
                                            equal to the Call Price for the
                                            Call Date specified in our notice
                                            of mandatory exchange, plus accrued
                                            but unpaid interest to but
                                            excluding the date of acceleration.

Intel Stock; Public
Information..............................   Intel Corporation is a
                                            semiconductor chip maker and
                                            supplies the computing and
                                            communications industries with
                                            chips, boards and systems building
                                            blocks that are integral to
                                            computers, servers and networking
                                            and communications products. Intel
                                            Stock is registered under the
                                            Exchange Act. Companies with
                                            securities registered under the
                                            Exchange Act are required to file
                                            periodically certain financial and
                                            other information specified by the
                                            Commission. Information provided to
                                            or filed with the Commission can be
                                            inspected and copied at the public
                                            reference facilities maintained by
                                            the Commission at Room 1024, 450
                                            Fifth Street, N.W., Washington,
                                            D.C. 20549, and copies of such
                                            material can be obtained from the
                                            Public Reference Section of the
                                            Commission, 450 Fifth Street, N.W.,
                                            Washington, D.C. 20549, at
                                            prescribed rates. In addition,
                                            information provided to or filed
                                            with the Commission electronically
                                            can be accessed through a website
                                            maintained by the Commission. The
                                            address of the Commission's website
                                            is http://www.sec.gov. Information
                                            provided to or filed with the
                                            Commission by Intel pursuant to the
                                            Exchange Act can be located by
                                            reference to Commission file number
                                            0-6217. In addition, information
                                            regarding Intel may be obtained
                                            from other sources including, but
                                            not limited to, press releases,
                                            newspaper articles and other
                                            publicly disseminated documents. We
                                            make no representation or warranty
                                            as to the accuracy or completeness
                                            of such information.

                                            This pricing supplement relates
                                            only to the SPARQS offered hereby
                                            and does not relate to Intel Stock
                                            or other securities of Intel. We
                                            have derived all disclosures
                                            contained in this pricing
                                            supplement regarding Intel from the
                                            publicly available documents
                                            described in the preceding
                                            paragraph. Neither we nor the Agent
                                            has participated in the preparation
                                            of such documents or made any due
                                            diligence inquiry with respect to
                                            Intel in connection with the
                                            offering of the SPARQS. Neither we
                                            nor the Agent makes any
                                            representation that such publicly
                                            available documents or any other
                                            publicly available information
                                            regarding Intel is accurate or
                                            complete. Furthermore, we cannot
                                            give any assurance that all events
                                            occurring prior to the date hereof
                                            (including events that would affect
                                            the accuracy or completeness of the
                                            publicly available documents
                                            described in the preceding
                                            paragraph) that would
                                            affect the trading price of Intel
                                            Stock (and therefore the price of
                                            Intel Stock at the time we price
                                            the SPARQS) have been publicly
                                            disclosed. Subsequent disclosure of
                                            any such events or the disclosure
                                            of or failure to disclose material
                                            future events concerning Intel
                                            could affect the value received at
                                            maturity with respect to the SPARQS
                                            and therefore the trading prices of
                                            the SPARQS.

                                            Neither we nor any of our
                                            affiliates makes any representation
                                            to you as to the performance of
                                            Intel Stock.

                                            We and/or our affiliates may
                                            presently or from time to time
                                            engage in business with Intel,
                                            including extending loans to, or
                                            making equity investments in, Intel
                                            or providing advisory services to
                                            Intel, including merger and
                                            acquisition advisory services. In
                                            the course of such business, we
                                            and/or our affiliates may acquire
                                            non-public information with respect
                                            to Intel, and neither we nor any of
                                            our affiliates undertakes to
                                            disclose any such information to
                                            you. In addition, one or more of
                                            our affiliates may publish research
                                            reports with respect to Intel. The
                                            statements in the preceding two
                                            sentences are not intended to
                                            affect the rights of holders of the
                                            SPARQS under the securities laws.
                                            As a prospective purchaser of
                                            SPARQS, you should undertake an
                                            independent investigation of Intel
                                            as in your judgment is appropriate
                                            to make an informed decision with
                                            respect to an investment in Intel
                                            Stock.

Historical Information...................   The following table sets forth the
                                            published high and low Market
                                            Prices of Intel Stock during 1999,
                                            2000, 2001 and 2002 through August
                                            8, 2002. The Market Price of Intel
                                            Stock on August 8, 2002 was $18.38.
                                            We obtained the Market Prices and
                                            other information below from
                                            Bloomberg Financial Markets, and we
                                            believe such information to be
                                            accurate. You should not take the
                                            historical prices of Intel Stock as
                                            an indication of future
                                            performance. The price of Intel
                                            Stock may decrease so that at
                                            maturity you will receive an amount
                                            of Intel Stock worth less than the
                                            principal amount of the SPARQS. We
                                            cannot give you any assurance that
                                            the price of Intel Stock will
                                            increase so that at maturity you
                                            will receive an amount of Intel
                                            Stock worth more than the principal
                                            amount of the SPARQS. To the extent
                                            that the Market Price at maturity
                                            of shares of Intel Stock at the
                                            Exchange Ratio is less than the
                                            Issue Price of the SPARQS and the
                                            shortfall is not offset by the
                                            coupon paid on the SPARQS, you will
                                            lose money on your investment.

                                                              High    Low    Dividends
                                                             ------  ------  ---------
                                            (CUSIP 458140100)
                                            1999
                                            First Quarter....$35.23  $27.45   $ .010
                                            Second Quarter....33.03   25.25     .015
                                            Third Quarter.....44.66   31.44     .015
                                            Fourth Quarter....42.53   32.56     .015

                                            2000
                                            First Quarter.....72.03   39.38     .015
                                            Second Quarter....69.50   53.03     .015
                                            Third Quarter.....74.88   41.56     .020


                                     PS-19




                                                              High    Low    Dividends
                                                             ------  ------  ---------
                                            Fourth Quarter....46.69   30.06     .020

                                            2001
                                            First Quarter.....37.81   24.63     .020
                                            Second Quarter ...32.49   22.63     .020
                                            Third Quarter ....32.11   19.30     .020
                                            Fourth Quarter....34.61   19.54     .020

                                            2002
                                            First Quarter.....35.79   28.55     .020
                                            Second Quarter....31.20   18.27     .020
                                            Third Quarter
                                              (through August
                                               8, 2002).....  19.54   16.57     .020

                                            Historical prices have been
                                            adjusted for two 2-for-1 stock
                                            splits, which became effective in
                                            the second quarter of 1999 and the
                                            third quarter of 2000,
                                            respectively.

                                            We make no representation as to the
                                            amount of dividends, if any, that
                                            Intel will pay in the future. In
                                            any event, as a holder of the
                                            SPARQS, you will not be entitled to
                                            receive dividends, if any, that may
                                            be payable on Intel Stock.

Use of Proceeds and Hedging..............   The net proceeds we receive from the
                                            sale of the SPARQS will be used for
                                            general corporate purposes and, in
                                            part, by us or by one or more of
                                            our subsidiaries in connection with
                                            hedging our obligations under the
                                            SPARQS. See also "Use of Proceeds"
                                            in the accompanying prospectus.

                                            On the date of this pricing
                                            supplement, we, through our
                                            subsidiaries or others, hedged our
                                            anticipated exposure in connection
                                            with the SPARQS by taking positions
                                            in Intel Stock and other
                                            instruments. Purchase activity
                                            could have potentially increased
                                            the price of Intel Stock, and
                                            therefore effectively have
                                            increased the level at which Intel
                                            Stock must trade before you would
                                            receive at maturity an amount of
                                            Intel Stock worth as much as or
                                            more than the principal amount of
                                            the SPARQS. Through our
                                            subsidiaries, we are likely to
                                            modify our hedge position
                                            throughout the life of the SPARQS
                                            by purchasing and selling Intel
                                            Stock, options contracts on Intel
                                            Stock listed on major securities
                                            markets or positions in any other
                                            available securities or instruments
                                            that we may wish to use in
                                            connection with such hedging
                                            activities. Although we have no
                                            reason to believe that our hedging
                                            activity had, or will in the future
                                            have, a material impact on the
                                            price of Intel Stock, we cannot
                                            give any assurance that we did not,
                                            or in the future will not, affect
                                            such price as a result of our
                                            hedging activities.

Supplemental Information Concerning
Plan of Distribution.....................   Under the terms and subject to
                                            conditions contained in the U.S.
                                            distribution agreement referred to
                                            in the prospectus supplement under
                                            "Plan of Distribution," the Agent,
                                            acting as principal for its own
                                            account, has agreed to purchase,
                                            and we have agreed to sell, the
                                            principal amount of SPARQS set
                                            forth on the cover of this pricing
                                            supplement. The Agent proposes
                                            initially to offer the SPARQS
                                            directly to the public at the
                                            public offering price set forth on
                                            the cover page of this pricing
                                            supplement plus accrued interest,
                                            if any, from the Original Issue
                                            Date. The Agent may allow a
                                            concession not in excess of 2.01%
                                            of the principal amount of the
                                            SPARQS to other dealers. We expect
                                            to deliver the SPARQS against
                                            payment therefor in New York, New
                                            York on August 15, 2002. After the
                                            initial offering of the SPARQS, the
                                            Agent may vary the offering price
                                            and other selling terms from time
                                            to time.

                                            In order to facilitate the offering
                                            of the SPARQS, the Agent may engage
                                            in transactions that stabilize,
                                            maintain or otherwise affect the
                                            price of the SPARQS or Intel Stock.
                                            Specifically, the Agent may sell
                                            more SPARQS than it is obligated to
                                            purchase in connection with the
                                            offering or may sell Intel Stock it
                                            does not own, creating a naked
                                            short position in the SPARQS or
                                            Intel Stock, respectively, for its
                                            own account. The Agent must close
                                            out any naked short position by
                                            purchasing the SPARQS or Intel
                                            Stock in the open market. A naked
                                            short position is more likely to be
                                            created if the Agent is concerned
                                            that there may be downward pressure
                                            on the price of the SPARQS or Intel
                                            Stock in the open market after
                                            pricing that could adversely affect
                                            investors who purchase in the
                                            offering. As an additional means of
                                            facilitating the offering, the
                                            Agent may bid for, and purchase,
                                            SPARQS or Intel Stock in the open
                                            market to stabilize the price of
                                            the SPARQS. Any of these activities
                                            may raise or maintain the market
                                            price of the SPARQS above
                                            independent market levels or
                                            prevent or retard a decline in the
                                            market price of the SPARQS. The
                                            Agent is not required to engage in
                                            these activities, and may end any
                                            of these activities at any time.
                                            See "--Use of Proceeds and Hedging"
                                            above.

ERISA Matters for Pension Plans
and Insurance Companies..................   Each fiduciary of a pension, profit-
                                            sharing or other employee benefit
                                            plan subject to the Employee
                                            Retirement Income Security Act of
                                            1974, as amended ("ERISA"), (a
                                            "Plan") should consider the
                                            fiduciary standards of ERISA in the
                                            context of the Plan's particular
                                            circumstances before authorizing an
                                            investment in the SPARQS.
                                            Accordingly, among other factors,
                                            the fiduciary should consider
                                            whether the investment would
                                            satisfy the prudence and
                                            diversification requirements of
                                            ERISA and would be consistent with
                                            the documents and instruments
                                            governing the Plan.

                                            In addition, we and certain of our
                                            subsidiaries and affiliates,
                                            including MS & Co. and Morgan
                                            Stanley DW Inc. (formerly Dean
                                            Witter Reynolds Inc.) ("MSDWI"),
                                            may each be considered a "party in
                                            interest" within the meaning of
                                            ERISA, or a "disqualified person"
                                            within the meaning of the Internal
                                            Revenue Code of 1986, as amended
                                            (the "Code"), with respect to many
                                            Plans, as well as many individual
                                            retirement accounts and Keogh plans
                                            (also "Plans"). Prohibited
                                            transactions within the meaning of
                                            ERISA or the Code would likely
                                            arise, for example, if the SPARQS
                                            are acquired by or with the assets
                                            of a Plan with respect to which MS
                                            & Co., MSDWI or any of their
                                            affiliates is a service provider,
                                            unless the SPARQS are acquired
                                            pursuant to an exemption from the
                                            "prohibited transaction" rules. A
                                            violation of these "prohibited
                                            transaction" rules may result in an
                                            excise tax or other liabilities
                                            under ERISA and/or Section 4975 of
                                            the Code for such persons,
                                            unless exemptive relief is
                                            available under an applicable
                                            statutory or administrative
                                            exemption.

                                            The U.S. Department of Labor has
                                            issued five prohibited transaction
                                            class exemptions ("PTCEs") that may
                                            provide exemptive relief for direct
                                            or indirect prohibited transactions
                                            resulting from the purchase or
                                            holding of the SPARQS. Those class
                                            exemptions are PTCE 96-23 (for
                                            certain transactions determined by
                                            in-house asset managers), PTCE
                                            95-60 (for certain transactions
                                            involving insurance company general
                                            accounts), PTCE 91-38 (for certain
                                            transactions involving bank
                                            collective investment funds), PTCE
                                            90-1 (for certain transactions
                                            involving insurance company
                                            separate accounts) and PTCE 84-14
                                            (for certain transactions
                                            determined by independent qualified
                                            asset managers).

                                            Because we may be considered a
                                            party in interest with respect to
                                            many Plans, the SPARQS may not be
                                            purchased or held by any Plan, any
                                            entity whose underlying assets
                                            include "plan assets" by reason of
                                            any Plan's investment in the entity
                                            (a "Plan Asset Entity") or any
                                            person investing "plan assets" of
                                            any Plan, unless such purchaser or
                                            holder is eligible for exemptive
                                            relief, including relief available
                                            under PTCE 96-23, 95-60, 91-38,
                                            90-1 or 84-14 or such purchase and
                                            holding is otherwise not
                                            prohibited. Any purchaser,
                                            including any fiduciary purchasing
                                            on behalf of a Plan, or holder of
                                            the SPARQS will be deemed to have
                                            represented, in its corporate and
                                            fiduciary capacity, by its purchase
                                            and holding thereof that it either
                                            (a) is not a Plan or a Plan Asset
                                            Entity and is not purchasing such
                                            securities on behalf of or with
                                            "plan assets" of any Plan or (b) is
                                            eligible for exemptive relief or
                                            such purchase or holding is not
                                            prohibited by ERISA or Section 4975
                                            of the Code.

                                            Under ERISA, assets of a Plan may
                                            include assets held in the general
                                            account of an insurance company
                                            which has issued an insurance
                                            policy to such plan or assets of an
                                            entity in which the Plan has
                                            invested. Accordingly, insurance
                                            company general accounts that
                                            include assets of a Plan must
                                            ensure that one of the foregoing
                                            exemptions is available. Due to the
                                            complexity of these rules and the
                                            penalties that may be imposed upon
                                            persons involved in non-exempt
                                            prohibited transactions, it is
                                            particularly important that
                                            fiduciaries or other persons
                                            considering purchasing the SPARQS
                                            on behalf of or with "plan assets"
                                            of any Plan consult with their
                                            counsel regarding the availability
                                            of exemptive relief under PTCE
                                            96-23, 95-60, 91-38, 90-1 or 84-14.

                                            In addition to considering the
                                            consequences of holding the SPARQS,
                                            employee benefit plans subject to
                                            ERISA (or insurance companies
                                            deemed to be investing ERISA plan
                                            assets) purchasing the SPARQS
                                            should also consider the possible
                                            implications of owning Intel Stock
                                            upon exchange of the SPARQS at
                                            maturity. Purchasers of the SPARQS
                                            have exclusive responsibility for
                                            ensuring that their purchase and
                                            holding of the SPARQS do not
                                            violate the prohibited transaction
                                            rules of ERISA or the Code.

United States Federal Income Taxation....   The following summary is based on
                                            the advice of Davis Polk &
                                            Wardwell, our special tax counsel
                                            ("Tax Counsel"), and is a
                                            general discussion of the principal
                                            potential U.S. federal income tax
                                            consequences to initial holders of
                                            the SPARQS purchasing the SPARQS at
                                            the Issue Price, who will hold the
                                            SPARQS as capital assets within the
                                            meaning of Section 1221 of the
                                            Code. This summary is based on the
                                            Code, administrative
                                            pronouncements, judicial decisions
                                            and currently effective and
                                            proposed Treasury Regulations,
                                            changes to any of which subsequent
                                            to the date of this pricing
                                            supplement may affect the tax
                                            consequences described herein. This
                                            summary does not address all
                                            aspects of U.S. federal income
                                            taxation that may be relevant to a
                                            particular holder in light of its
                                            individual circumstances or to
                                            certain types of holders subject to
                                            special treatment under the U.S.
                                            federal income tax laws (e.g.,
                                            taxpayers who are not U.S. Holders,
                                            as defined below, certain financial
                                            institutions, tax-exempt
                                            organizations, dealers in options
                                            or securities, or persons who hold
                                            a SPARQS as a part of a hedging
                                            transaction, straddle, conversion
                                            or other integrated transaction).
                                            As the law applicable to the U.S.
                                            federal income taxation of
                                            instruments such as the SPARQS is
                                            technical and complex, the
                                            discussion below necessarily
                                            represents only a general summary.
                                            Moreover, the effect of any
                                            applicable state, local or foreign
                                            tax laws is not discussed.

                                            General

                                            Pursuant to the terms of the
                                            SPARQS, we and every holder of a
                                            SPARQS agree (in the absence of an
                                            administrative determination or
                                            judicial ruling to the contrary) to
                                            characterize a SPARQS for all tax
                                            purposes as an investment unit
                                            consisting of the following
                                            components (the "Components"): (A)
                                            a terminable contract (the
                                            "Terminable Forward Contract") that
                                            (i) requires the holder of the
                                            SPARQS (subject to the Morgan
                                            Stanley Call Right) to purchase,
                                            and us to sell, for an amount equal
                                            to $18.38 (the "Forward Price"),
                                            Intel Stock at maturity and (ii)
                                            allows us, upon exercise of the
                                            Morgan Stanley Call Right, to
                                            terminate the Terminable Forward
                                            Contract by returning to the holder
                                            the Deposit (as defined below) and
                                            paying to the holder an amount of
                                            cash equal to the difference
                                            between the Deposit and the Call
                                            Price; and (B) a deposit with us of
                                            a fixed amount of cash, equal to
                                            the Issue Price, to secure the
                                            holder's obligation to purchase
                                            Intel Stock (the "Deposit"), which
                                            Deposit bears an annual yield of
                                            1.85% per annum, which yield is
                                            based on our cost of borrowing.
                                            Under this characterization, less
                                            than the full quarterly payments on
                                            the SPARQS will be attributable to
                                            the yield on the Deposit.
                                            Accordingly, the excess of the
                                            quarterly payments on the SPARQS
                                            over the portion of those payments
                                            attributable to the yield on the
                                            Deposit will represent payments
                                            attributable to the holders' entry
                                            into the Terminable Forward
                                            Contract (the "Contract Fees").
                                            Furthermore, based on our
                                            determination of the relative fair
                                            market values of the Components at
                                            the time of issuance of the SPARQS,
                                            we will allocate 100% of the Issue
                                            Price of the SPARQS to the Deposit
                                            and none to the Terminable Forward
                                            Contract. Our allocation of the
                                            Issue Price among the Components
                                            will be binding on a holder of the
                                            SPARQS, unless such holder timely
                                            and explicitly discloses to the IRS
                                            that its allocation is different
                                            from ours. The treatment of the
                                            SPARQS described above and our
                                            allocation are not, however,
                                            binding on the IRS or the courts.
                                            No statutory, judicial or
                                            administrative authority directly
                                            addresses the characterization of
                                            the SPARQS or instruments similar
                                            to the SPARQS for U.S. federal
                                            income tax purposes, and no ruling
                                            is being requested from the IRS
                                            with respect to the SPARQS. Due to
                                            the absence of authorities that
                                            directly address instruments that
                                            are similar to the SPARQS, Tax
                                            Counsel is unable to render an
                                            opinion as to the proper U.S.
                                            federal income tax characterization
                                            of the SPARQS. As a result,
                                            significant aspects of the U.S.
                                            federal income tax consequences of
                                            an investment in the SPARQS are not
                                            certain, and no assurance can be
                                            given that the IRS or the courts
                                            will agree with the
                                            characterization described herein.
                                            Accordingly, you are urged to
                                            consult your tax advisor regarding
                                            the U.S. federal income tax
                                            consequences of an investment in
                                            the SPARQS (including alternative
                                            characterizations of the SPARQS)
                                            and with respect to any tax
                                            consequences arising under the laws
                                            of any state, local or foreign
                                            taxing jurisdiction. Unless
                                            otherwise stated, the following
                                            discussion is based on the
                                            treatment and the allocation
                                            described above.

                                            U.S. Holders

                                            As used herein, the term "U.S.
                                            Holder" means an owner of a SPARQS
                                            that is, for U.S. federal income
                                            tax purposes, (i) a citizen or
                                            resident of the United States, (ii)
                                            a corporation created or organized
                                            under the laws of the United States
                                            or any political subdivision
                                            thereof or (iii) an estate or trust
                                            the income of which is subject to
                                            United States federal income
                                            taxation regardless of its source.

                                            Tax Treatment of the SPARQS

                                            Assuming the characterization of
                                            the SPARQS and the allocation of
                                            the Issue Price as set forth above,
                                            Tax Counsel believes that the
                                            following U.S. federal income tax
                                            consequences should result.

                                            Quarterly Payments on the SPARQS.
                                            To the extent attributable to the
                                            yield on the Deposit, quarterly
                                            payments on the SPARQS will
                                            generally be taxable to a U.S.
                                            Holder as ordinary income at the
                                            time accrued or received in
                                            accordance with the U.S. Holder's
                                            method of accounting for U.S.
                                            federal income tax purposes. As
                                            discussed above, any excess of the
                                            quarterly payments over the portion
                                            thereof attributable to the yield
                                            on the Deposit will be treated as
                                            Contract Fees. Although the federal
                                            income tax treatment of Contract
                                            Fees is uncertain, we intend to
                                            take the position that any Contract
                                            Fees with respect to the SPARQS
                                            constitute taxable income to a U.S.
                                            Holder at the time accrued or
                                            received in accordance with the
                                            U.S. Holder's method of accounting
                                            for U.S. federal income tax
                                            purposes.

                                            Tax Basis. Based on our
                                            determination set forth above, the
                                            U.S. Holder's tax basis in the
                                            Terminable Forward Contract will be
                                            zero, and the U.S. Holder's tax
                                            basis in the Deposit will be 100%
                                            of the Issue Price.

                                            Settlement of the Terminable
                                            Forward Contract. Upon maturity of
                                            the Terminable Forward Contract, a
                                            U.S. Holder would, pursuant to the
                                            Terminable Forward Contract, be
                                            deemed to have applied the Forward
                                            Price toward the purchase of Intel
                                            Stock, and the U.S. Holder would
                                            not recognize any gain or loss with
                                            respect to any Intel Stock
                                            received. With respect to any cash
                                            received upon maturity (other than
                                            in respect of any accrued interest
                                            on the Deposit and, possibly, any
                                            accrued Contract Fees), a U.S.
                                            Holder would recognize gain or
                                            loss. The amount of such gain or
                                            loss would be the extent to which
                                            the amount of such cash received
                                            differs from the pro rata portion
                                            of the Forward Price allocable to
                                            the cash as described in the
                                            following paragraph. Any such gain
                                            or loss would generally be capital
                                            gain or loss, as the case may be.

                                            With respect to any Intel Stock
                                            received upon maturity, the U.S.
                                            Holder would have an adjusted tax
                                            basis in the Intel Stock equal to
                                            the pro rata portion of the Forward
                                            Price allocable to it. The
                                            allocation of the Forward Price
                                            between the right to receive cash
                                            and Intel Stock should be based on
                                            the amount of the cash received
                                            (excluding cash in respect of any
                                            accrued interest on the Deposit
                                            and, possibly, any accrued Contract
                                            Fees) and the relative fair market
                                            value of Intel Stock as of the
                                            Maturity Date. The holding period
                                            for any Intel Stock received would
                                            start on the day after the maturity
                                            of the SPARQS.

                                            U.S. Holders should note that while
                                            any accrued but unpaid interest on
                                            the Deposit and any Contract Fees
                                            would be taxable as ordinary
                                            income, any gain or loss recognized
                                            upon the final settlement of the
                                            Terminable Forward Contract
                                            generally would be capital gain or
                                            loss. The distinction between
                                            capital gain or loss and ordinary
                                            gain or loss is potentially
                                            significant in several respects.
                                            For example, limitations apply to a
                                            U.S. Holder's ability to offset
                                            capital losses against ordinary
                                            income, and certain U.S. Holders
                                            may be subject to lower U.S.
                                            federal income tax rates with
                                            respect to long-term capital gain
                                            than with respect to ordinary gain.
                                            U.S. Holders should consult their
                                            tax advisors with respect to the
                                            treatment of capital gain or loss
                                            on a SPARQS.

                                            Acceleration Event. Although the
                                            tax consequences of an Acceleration
                                            Event are uncertain, we intend to
                                            treat an Acceleration Event as (i)
                                            the repayment by us of the Deposit
                                            for a price equal to the Forward
                                            Price plus the present value of the
                                            portion of the remaining scheduled
                                            payments on the SPARQS (from and
                                            including the date of acceleration)
                                            that is attributable to interest on
                                            the Deposit, and (ii) the
                                            settlement of the Terminable
                                            Forward Contract through the
                                            delivery by the holder to us of the
                                            Forward Price in exchange for (a)
                                            shares of Intel Stock and (b) cash
                                            equal to the present value of the
                                            portion of the remaining scheduled
                                            payments on the SPARQS (from and
                                            including the date of acceleration)
                                            that is attributable to Contract
                                            Fees. We will also pay cash
                                            representing unpaid interest on the
                                            Deposit and unpaid Contract Fees
                                            that accrued up to but excluding
                                            the date of acceleration.

                                            Assuming the characterization of
                                            the Acceleration Event described
                                            above, a U.S. Holder would, with
                                            respect to the price paid for the
                                            Deposit, recognize capital gain or
                                            loss equal to the difference
                                            between such amount and the U.S.
                                            Holder's basis in the Deposit
                                            which, in the case of an initial
                                            holder, would be capital gain equal
                                            to the present value of the portion
                                            of remaining scheduled payments on
                                            the SPARQS attributable to the
                                            interest on the Deposit. In
                                            general, the tax treatment of the
                                            settlement of the Terminable
                                            Forward Contract upon an
                                            Acceleration Event would be the
                                            same as described above under
                                            "--Settlement of the Terminable
                                            Forward Contract." However, the tax
                                            treatment of cash received with
                                            respect to the present value of the
                                            portion of the remaining scheduled
                                            payments on the SPARQS that is
                                            attributable to Contract Fees is
                                            uncertain. Such amount could be
                                            treated as an adjustment to the
                                            Forward Price, which would reduce
                                            the basis a U.S. Holder would have
                                            in Intel Stock received, or as
                                            additional cash proceeds with
                                            respect to the Forward Contract,
                                            which would be treated as described
                                            above under "--Settlement of the
                                            Terminable Forward Contract." U.S.
                                            Holders are urged to consult their
                                            own tax advisors regarding the U.S.
                                            federal income tax treatment of
                                            cash received with respect to the
                                            Terminable Forward Contract upon an
                                            Acceleration Event.

                                            Any cash received with respect to
                                            accrued interest on the Deposit and
                                            any accrued Contract Fees will be
                                            taxed as described under
                                            "--Quarterly Payments on the
                                            SPARQS" above.

                                            Sale, Exchange or Early Retirement
                                            of the SPARQS. Upon a sale or
                                            exchange of a SPARQS prior to the
                                            maturity of the SPARQS or upon
                                            their retirement prior to maturity
                                            pursuant to the Morgan Stanley Call
                                            Right, a U.S. Holder would
                                            recognize taxable gain or loss
                                            equal to the difference between the
                                            amount realized on such sale,
                                            exchange or retirement and the U.S.
                                            Holder's tax basis in the SPARQS so
                                            sold, exchanged or retired. Any
                                            such gain or loss would generally
                                            be capital gain or loss, as the
                                            case may be. Such U.S. Holder's tax
                                            basis in the SPARQS would generally
                                            equal the U.S. Holder's tax basis
                                            in the Deposit. For these purposes,
                                            the amount realized does not
                                            include any amount attributable to
                                            accrued but unpaid interest
                                            payments on the Deposit, which
                                            would be taxed as described under
                                            "--Quarterly Payments on the
                                            SPARQS" above. It is uncertain
                                            whether the amount realized
                                            includes any amount attributable to
                                            accrued but unpaid Contract Fees.
                                            U.S. Holders should consult their
                                            tax advisors regarding the
                                            treatment of accrued but unpaid
                                            Contract Fees upon the sale,
                                            exchange or retirement of a SPARQS.

                                            Possible Alternative Tax Treatments
                                            of an Investment in the SPARQS

                                            Due to the absence of authorities
                                            that directly address the proper
                                            characterization of the SPARQS, no
                                            assurance can be given that the IRS
                                            will accept, or that a court will
                                            uphold, the characterization and
                                            tax treatment described above. In
                                            particular, the IRS could seek to
                                            analyze the U.S. federal income tax
                                            consequences of owning a SPARQS
                                            under Treasury regulations
                                            governing
                                            contingent payment debt instruments
                                            (the "Contingent Payment
                                            Regulations").

                                            If the IRS were successful in
                                            asserting that the Contingent
                                            Payment Regulations applied to the
                                            SPARQS, the timing and character of
                                            income thereon would be
                                            significantly affected. Among other
                                            things, a U.S. Holder would be
                                            required to accrue as original
                                            issue discount income, subject to
                                            adjustments, at a "comparable
                                            yield" on the Issue Price. In
                                            addition, a U.S. Holder would
                                            recognize income upon maturity of
                                            the SPARQS to the extent that the
                                            value of Intel Stock and cash (if
                                            any) received exceeds the adjusted
                                            issue price. Furthermore, any gain
                                            realized with respect to the SPARQS
                                            would generally be treated as
                                            ordinary income.

                                            Even if the Contingent Payment
                                            Regulations do not apply to the
                                            SPARQS, other alternative federal
                                            income tax characterizations or
                                            treatments of the SPARQS are also
                                            possible, and if applied could also
                                            affect the timing and the character
                                            of the income or loss with respect
                                            to the SPARQS. It is possible, for
                                            example, that a SPARQS could be
                                            treated as constituting a prepaid
                                            forward contract. Other alternative
                                            characterizations are also
                                            possible. Accordingly, prospective
                                            purchasers are urged to consult
                                            their tax advisors regarding the
                                            U.S. federal income tax
                                            consequences of an investment in
                                            the SPARQS.

                                            Backup Withholding and Information
                                            Reporting

                                            Information reporting and backup
                                            withholding may apply in respect of
                                            the amounts paid to the U.S.
                                            Holder, unless such U.S. Holder
                                            provides proof of an applicable
                                            exemption or a correct taxpayer
                                            identification number, and
                                            otherwise complies with applicable
                                            requirements of the backup
                                            withholding rules. The amounts
                                            withheld under the backup
                                            withholding rules are not an
                                            additional tax and may be refunded,
                                            or credited against the U.S.
                                            Holder's U.S. federal income tax
                                            liability, provided the required
                                            information is furnished to the
                                            IRS.


                                                                                                                             Annex A

                                                Hypothetical Call Price Calculations

The following tables set forth sample calculations of the Call Price for hypothetical Call Dates of August 16, 2003, November 15,
2003 and February 15, 2004 (the scheduled Maturity Date) based on the following hypothetical terms:

     o    Original Issue Date: August 15, 2002
     o    Interest Payment Dates: November 15, 2002, February 15, 2003, May 15, 2003, August 15, 2003, November 15, 2003 and the
          Maturity Date.
     o    Yield to Call: 31.25% per annum (computed on the basis of a 360-day year of twelve 30-day months)
     o    Issue Price: $18.38 per SPARQS
     o    Interest Rate: 7.125% per annum

The Call Price with respect to any Call Date is an amount of cash per SPARQS such that the sum of the present values of all cash flows on each SPARQS to and including the Call Date (i.e., the Call Price and all of the interest payments on each SPARQS), discounted to the Original Issue Date from the applicable payment date at the Yield to Call rate of 31.25% per annum, equals the
Issue Price.

The Call Price in each of the hypothetical examples shown below is determined as follows:

     o    The known cash flows on the SPARQS, i.e., the interest payments, are discounted to their present value on the Original
          Issue Date at the applicable Discount Factor, based on a rate equal to the Yield to Call. The sum of these present values equals the present value on the Original Issue Date of all of the interest payments payable on the SPARQS to and including the applicable Call Date.

          o    For example, the present value of all of the interest payments for the hypothetical Call Date of August 16, 2003 is
               $1.1108 ($.3059 + $.2858 + $.2670 + $.2494 + $.0027).

     o    Since the present value of all payments on the SPARQS to and including the Call Date must equal the Issue Price, we can determine the present value of the applicable Call Price by subtracting the sum of the present values of the interest payments from the Issue Price.

          o    For example, for the hypothetical Call Date of August 16, 2003, the present value of the Call Price is $17.2692
               ($18.38 - $1.1108).

     o    The Call Price is then derived by determining the amount that, when discounted to the Original Issue Date from the applicable Call Date at the applicable Discount Factor, equals the present value of the Call Price.

          o    For the hypothetical Call Date of August 16, 2003, the Call Price is therefore $22.6829, which is the amount that if paid on August 16, 2003 has a present value on the Original Issue Date of $17.2692, based on the applicable Discount
               Factor.

                                                       o  o  o

The Call Prices calculated in the following tables are based upon the terms set forth above and three sample Call Dates. The actual amount you will receive if we call the SPARQS will depend upon the actual Call Date.




                                                    Call Date of August 16, 2003
                                                    ----------------------------
                                                                                                                       Present Value
                                                                                                                        at Original
                                         Accrued but               Total Cash   Days                                   Issue Date of
                                            Unpaid                  Received    from        Years from      Discount   Cash Received
                       Issue   Interest    Interest                    on     Original    Original Issue     Factor      on Payment
                       Price   Payments  Received on  Call Price    Payment     Issue          Date         at Yield   Date at Yield
  Payment Date         Paid    Received   Call Date   Received(1)     Date     Date(2)     (Days(2)/360)   to Call(3)     to Call
------------------  ---------  --------  -----------  -----------  ---------- --------    --------------   ----------  -------------

August 15, 2002    ($18.3800)        --          --           --           --        0         0.00000        100.000%           --

November 15, 2002         --     $.3274          --           --       $.3274       90          .25000         93.428%        $.3059

February 15, 2003         --     $.3274          --           --       $.3274      180          .50000         87.287%        $.2858

May 15, 2003              --     $.3274          --           --       $.3274      270          .75000         81.550%        $.2670

August 15, 2003           --     $.3274          --           --       $.3274      360         1.00000         76.190%        $.2494

August 16, 2003           --         --      $.0036                    $.0036      361         1.00278         76.133%        $.0027

Call Date (August 16,
  2003)                   --         --          --     $22.6829     $22.6829      361         1.00278         76.133%      $17.2692
                                                                                                                            --------

Total amount received on the Call Date: $22.6865                                                                    Total:  $18.3800
Total amount received over the term of the SPARQS: $23.9961


-------------------
1    The Call Price is the dollar amount that has a present value of $17.2692 discounted to the Original Issue Date from the Call
     Date at the Yield to Call rate of 31.25%, so that the sum of the present values of all of the interest payments on the SPARQS and the present value of the Call Price is equal to the Issue Price of $18.38.

2    Based upon a 360-day year of twelve 30-day months.

                          1
3    Discount Factor = --------, where x is Years from Original Issue Date.
                       1.3125(x)


                                                   Call Date of November 15, 2003
                                                   ------------------------------
                                                                                                                       Present Value
                                                                                                                        at Original
                                         Accrued but               Total Cash   Days                                   Issue Date of
                                            Unpaid                  Received    from        Years from      Discount   Cash Received
                       Issue   Interest    Interest                    on     Original    Original Issue     Factor      on Payment
                       Price   Payments  Received on  Call Price    Payment     Issue          Date         at Yield   Date at Yield
  Payment Date         Paid    Received   Call Date   Received(1)     Date     Date(2)     (Days(2)/360)   to Call(3)     to Call
------------------  ---------  --------  -----------  -----------  ---------- --------    --------------   ----------  -------------

August 15, 2002    ($18.3800)        --          --           --           --        0         0.00000        100.000%           --

November 15, 2002         --     $.3274          --           --       $.3274       90          .25000         93.428%       $.3059

February 15, 2003         --     $.3274          --           --       $.3274      180          .50000         87.287%       $.2858

May 15, 2003              --     $.3274          --           --       $.3274      270          .75000         81.550%       $.2670

August 15, 2003           --     $.3274          --           --       $.3274      360         1.00000         76.190%       $.2494

November 15,              --         --      $.3274           --       $.3274      450         1.25000         71.183%       $.2331
2003

Call Date
(November 15, 2003)       --         --          --     $23.9366     $23.9366      450         1.25000         71.183%     $17.0388
                                                                                                                           ---------

Total amount received on the Call Date: $24.2640                                                                    Total: $18.3800
Total amount received over the term of the SPARQS: $25.5736


-------------------
1    The Call Price is the dollar amount that has a present value of $17.0388 discounted to the Original Issue Date from the Call
     Date at the Yield to Call rate of 31.25%, so that the sum of the present values of all of the interest payments on the SPARQS and the present value of the Call Price is equal to the Issue Price of $18.38.

2    Based upon a 360-day year of twelve 30-day months.

                          1
3    Discount Factor = ---------, where x is Years from Original Issue Date.
                       1.3125(x)

                                           Call Date of February 15, 2004 (Maturity Date)
                                           ----------------------------------------------
                                                                                                                       Present Value
                                                                                                                        at Original
                                         Accrued but               Total Cash   Days                                   Issue Date of
                                            Unpaid                  Received    from        Years from      Discount   Cash Received
                       Issue   Interest    Interest                    on     Original    Original Issue     Factor      on Payment
                       Price   Payments  Received on  Call Price    Payment     Issue          Date         at Yield   Date at Yield
  Payment Date         Paid    Received   Call Date   Received(1)     Date     Date(2)     (Days(2)/360)   to Call(3)     to Call
------------------  ---------  --------  -----------  -----------  ---------- --------    --------------   ----------  -------------

August 15, 2002    ($18.3800)        --          --           --           --        0         0.00000        100.000%           --

November 15, 2002         --     $.3274          --           --       $.3274       90          .25000         93.428%       $.3059

February 15, 2003         --     $.3274          --           --       $.3274      180          .50000         87.287%       $.2858

May 15, 2003              --     $.3274          --           --       $.3274      270          .75000         81.550%       $.2670

August 15, 2003           --     $.3274          --           --       $.3274      360         1.00000         76.190%       $.2494

November 15, 2003         --     $.3274          --           --       $.3274      450         1.25000         71.183%       $.2331

February 15, 2004         --         --      $.3274           --       $.3274      540         1.50000         66.504%       $.2177

Call Date
(February 15, 2004)       --         --          --     $25.2934     $25.2934      540         1.50000         66.504%     $16.8211
                                                                                                                           --------

                                                                                                                  Total:   $18.3800
Total amount received on the Call Date: $25.6208
Total amount received over the term of the SPARQS: $27.2578


-------------------
1    The Call Price is the dollar amount that has a present value of $16.8211 discounted to the Original Issue Date from the Call
     Date at the Yield to Call rate of 31.25%, so that the sum of the present values of all of the interest payments on the SPARQS and the present value of the Call Price is equal to the Issue Price of $18.38.

2    Based upon a 360-day year of twelve 30-day months.

                          1
3    Discount Factor = ---------, where x is Years from Original Issue Date.
                       1.3125(x)

                                 Morgan Stanley